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                                                                    Exhibit 10.3


                        [MCW. TODMAN & CO. LETTERHEAD]



IBC 3805

HC/TB/110198


February 17, 2003

Messrs. Grant Thornton
13th Floor Gloucester Tower
11 Pedder Street
Central Hong Kong

Attn: Mr. Michael Creasy

Dear Sirs:

We act as Counsel for Nam Tai Electronics, Inc, (the "Company") in the British Virgin Islands and so acted during the course of 2002.

We have noted the contents of the letter dated January 16, 2003 from the Chief Financial Officer of the Company to us that was copied to you stating the Company's evaluation of claims in respect of which our advice has been sought.

We are of the opinion that the claims therein are properly described and the evaluations of these claims are reasonable save for the claim in respect of the priority of repayment of debts from Tele-Art Inc. (in Liquidation). This was a claim by the former Official Liquidator, David Hague, seeking inter alia orders that the redemption of 138,500 shares by the Company should be set aside, all certificates for Nam Tai shares (owned by Tele-Art Inc.) be handed over to the Official Liquidator and that the Company should pay to the Official Liquidator all dividends and distributions in respect of those shares. This matter was heard in July 2002 and judgment was delivered in January 2003 ordering the Company to deliver to Tele-Art Inc. (in Liquidation) all of its property retained by the Company and setting aside the redemption of shares and set off of dividends. The Company has sought leave to appeal this Order and to stay its execution pending determination of the appeal.

As of the date of this letter, we are not aware of any other claims or potential or threatened litigation against the Company.
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We do not hold any deeds, leases, securities, agreements or completion statements on behalf of the Company, nor do we hold any monies on account for the Company. The outstanding fees due to us by the Company as of December 31, 2002 were $34,193.75

Yours faithfully,


/s/ McW. Todman & Co.
MCW. TODMAN & CO.

cc Client